UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2019

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

The information set forth in the second paragraph of Item 8.01 of this Current Report on Form 8-K below is incorporated by reference into this Item 5.02.

Item 8.01              Other Events.

In connection with certain stockholder-friendly corporate governance initiatives as described in Tesla’s preliminary proxy statement on Schedule 14A filed with the SEC on April 19, 2019 (the “Preliminary Proxy Statement”), Tesla’s Board of Directors (the “Board”) and Nominating and Corporate Governance Committee reviewed the Board’s composition, focusing on a phased streamlining of the size of the Board to allow it to operate more nimbly and efficiently, while maintaining new ideas, expertise and experiences on the Board.

As a result, on April 18, 2019, each of Brad Buss, Antonio Gracias, Stephen Jurvetson, and Linda Johnson Rice agreed collectively with the Board and its Nominating and Corporate Governance Committee that each of them will not stand for re-election to the Board at the expiration of their respective current terms, which will be at the 2019 annual meeting of stockholders for Mr. Buss and Ms. Rice, at the 2020 annual meeting of stockholders for Mr. Jurvetson and, if our stockholders approve a director term reduction proposal as described in the Preliminary Proxy Statement, for Mr. Gracias. If our stockholders do not approve such proposal, Mr. Gracias’ term will end at the 2021 annual meeting of stockholders. Such agreements did not result from any disagreement between Tesla and any of such directors.

Other Information

Tesla plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a definitive proxy statement in connection with the 2019 annual meeting of stockholders (the “Definitive Proxy Statement”). The Definitive Proxy Statement will contain important information about the matters to be voted on at the 2019 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2019 ANNUAL MEETING. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participants in the Solicitation

The directors and executive officers of Tesla may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2019 annual meeting. Information regarding the interests of participants in the solicitation of proxies, if any, in respect of the 2019 annual meeting will be included in the Definitive Proxy Statement.

Forward-Looking Statements

Certain statements in this report are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. Tesla disclaims any obligation to update any forward-looking statement contained in this report and the exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Jonathan A. Chang
Jonathan A. Chang General Counsel

Date: April 19, 2019